U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 10-SB


                   General Form for Registration of Securities
                            of Small Business Issuers
                          Under Section 12(b) or (g) of
                       the Securities Exchange Act of 1934

                         POST EFFECTIVE AMENDMENT NO. 1

                           SAN FABIAN RESOURCES, INC.

                         (Name of Small Business Issuer)


            Delaware                                   13-4069962
(State or Other Jurisdiction of            I.R.S. Employer Identification Number
Incorporation or Organization)


                               c/o Herbert Maxwell
               1501 Broadway, Suite 1807, new York, New York 10036
           (Address of Principal Executive Offices including Zip Code)


                                 (212) 768-2383
                           (Issuer's Telephone Number)


Securities to be Registered Under Section 12(b) of the Act: None


Securities to be Registered Under
Section 12(g) of the Act:                      Common Stock, $.0001 Par Value
                                                      (Title of Class)





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                                TABLE OF CONTENTS

                                     PART 1
ITEM 1.     DESCRIPTION OF BUSINESS........................................   3
         History and Organization..........................................   3
         Proposed Business.................................................   3
         Risk Factors......................................................   4

ITEM 2.     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OR PLAN OF OPERATION........................................  10
         General Business Plan.............................................  10
         Structure of Acquisition..........................................  13
         No Dividends......................................................  14
         Employees.........................................................  14
         Competition.......................................................  14
         Liquidity and Capital Resources...................................  14

ITEM 3.     DESCRIPTION OF PROPERTY........................................  15

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
               OWNERS AND MANAGEMENT.......................................  15

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS, PROMOTER
               AND CONTROL PERSONS.........................................  16

ITEM 6.     EXECUTIVE COMPENSATION.........................................  18

ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................  18

ITEM 8.     DESCRIPTION OF SECURITIES......................................  18

                                     PART II

ITEM 1.     MARKET PRICE OF AND DIVIDENDS ON REGISTRANT'S COMMON
               EQUITY AND RELATED STOCKHOLDER MATTERS......................  19

ITEM 2.     LEGAL PROCEEDINGS..............................................  20

ITEM 3.     CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS.................................................  20

ITEM 4.     RECENT SALES OF UNREGISTERED SECURITIES........................  20

ITEM 5.     INDEMNIFICATION OF DIRECTORS AND OFFICERS......................  21

                                    PART F/S

FINANCIAL STATEMENTS.......................................................  21

                                    PART III

ITEMS 1&2    INDEX TO AND DESCRIPTION OF EXHIBITS..........................  35



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                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS.

                            History And Organization

     San Fabian Resources, Inc. (the "Company"), organized under the laws of the State of Delaware on May 16, 1997. The Company was organized for the purposes of creating a corporate vehicle to locate and acquire an operating business entity which management believes is a suitable acquisition candidate (a "target company").


     The Company, in 1997, unsuccessfully attempted to acquire mineral resource properties. In connection therewith the Company incurred approximately $20,000 of expenses, which consisted primarily of legal fees and disbursements due to Maitland & Company, the Company's Canadian counsel; through a settlement arrangement the Company converted this debt to a convertible debenture due July 14, 2003. Such convertible debenture was converted into 2,213,400 shares of the Company's Common Stock on October 4, 1999. The Company subsequently effected a 10 for 1 stock split on October 27, 1999. See "Plan of Operations."


     The Company will not restrict its search for a target company to any specific business, industry or geographical location. The Company does not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in the Company's treasury or loaned by management.

     Although the Company was under no obligation to do so, it has voluntarily filed this registration statement because it believes that it can better facilitate its business goals if it were a "reporting issuer" under the Securities Exchange Act of 1934 (the "Exchange Act").

     The Company's proposed business activities, as described herein, classify the Company as a "blank check" or "blind pool" company.

                                Proposed Business

     The Company will seek to locate an acquire a target company which in the opinion of the Company's management (sometimes referred to as the "Management") offers long term growth potential. The Company will not restrict its search to any specific business, industry or geographical location. The Company may seek to acquire a target company which has just commenced operations, or which works to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new products or market.

     There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

     * the ability to use registered securities to make acquisitions of assets or businesses;

     *    increased visibility in the financial community;

     *    the facilitation of borrowing from financial institutions;

     *    improved trading efficiency;

     *    shareholder liquidity;

     *    greater ease in subsequently raising capital;

     *    compensation of key employees through stock options;

     *    enhanced corporate image;


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     *    a presence in the United States capital market.

     A target company, if any, which may be interested in a business combination with the Company may include the following:

     * a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

     * a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

     * a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

     * a company which believes that it will be able obtain investment capital on more favorable terms after it has become public;

     * a foreign company which may wish an initial entry into the United States securities market;

     * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

     * a company seeking one or more of the other perceived benefits of becoming a public company.

     There is no assurances that the Company will be able to effect an acquisition of a target company. In addition, at this time, no specifics as to an acquisition or as to the nature of the target company can be provided.

                                  Risk Factors

     The Company's business is subject to numerous risk factors, including the following:

Anticipated Change in Control and Management.

     Upon the successful completion of the acquisition of a target company, the Company anticipates that it will have to issue to the target company or its shareholders some authorized but unissued common stock which, when issued will comprise a majority of the Company's then issued and outstanding shares of common stock. Therefore, the Company anticipates that upon the closing of the acquisition of a target company, the Company will no longer be controlled by the current shareholders. In addition, existing management and directors may resign. The Company cannot give any assurance that the experience or qualifications of new management, as it relates to either in the operation of the Company's activities or in the operation of the business, assets or property being acquired, will be adequate for such purposes.

Conflict of Interest - Management's Fiduciary Duties.

     A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to shareholders.


     The Company's director and officer is or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Mr. Maxwell is engaged in other business activities. Accordingly, the amount of time



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each will devote to the Company's business will only be about five (5) to ten
(10) hours per month. There exists potential conflicts of interest including allocation of time between the Company and its representatives other business interests.

Experience of Management; Consultants.

     Although Management has general business experience, it has limited experience in effecting business combinations and may not have any significant experience in acquiring or operating certain business interests that the company might choose to acquire. Management does not have, nor does it presently intend to enter into, any contracts or agreements with any consultants or advisors with respect to its proposed business activities. Consequently, Management has not established the criteria that will be used to hire independent consultants regarding their experience, the services to be provided, the term of service, etc., and no assurance can be made that the Company will be able to obtain such assistance on acceptable terms.

Potential Future Rule 144 Sales.


     Of the 50,000,000 shares of the Company's Common Stock authorized, there are presently issued and outstanding 27,744,000; all are "restricted securities" as that term is defined under the Securities Act of 1933 (the "Securities Act"), and in the future may be sold in compliance with Rule 144 of the Act, or pursuant to a Registration Statement filed under the Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions of in transactions with a market maker, in an amount equal to 1% of our outstanding common stock every 3 months. Additionally, Rule 144 requires that an issuer of securities make available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule 15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate of ours and who has satisfied a 2 two year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a registration statement filed under the Securities Act, may have a depressive effect on the market price of our common stock in any market that may develop for such shares.


Possible Issuance of Additional Shares.

     The Company's Certificate of Incorporation, authorizes the issuance of 50,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of such additional shares without stockholder approval for such consideration as it deems. Management presently anticipates that it may choose to issue a substantial but as yet undetermined amount of the Company's shares in connection with the acquisition of a target business.

Risks of Leverage.

     There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to it to effect a business combination or otherwise finance the operations of any acquired business. The amount and nature of any borrowings by the Company will depend on numerous factors, including the Company's capital requirements, the Company's perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial, if required or otherwise sought, will be available on terms deemed to be commercially acceptable and


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in the best interest of the Company's inability to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse affect on the Company's financial condition and future prospects.

     Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring of indebtedness, including:

     if the Company's operating revenues after the acquisition were to be insufficient to pay debt service, there would be a risk of default and foreclosure on our assets.

     if a loan agreement containing covenants is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due.

     if the interest rate on a loan fluctuated or the loan was payable on demand, the Company would bear the risk of variations in the interest rate or demand for payment.

     if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, we might be required to seek additional financing and, to the extent that additional financing is not available on acceptable terms, to liquidate the Company's assets.

Possible Need for Additional Financing.

     The Company cannot ascertain with any degree of certainty the capital requirements for an particular acquired business inasmuch as the Company has not yet identified any acquisition candidates. If the target company requires additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the target company not having sufficient:

o    credit or operating history;

o    income stream;

o    profit level;

o    asset base eligible to be collateralized; or

o    market for its securities.

     Since no specific business has been targeted for acquisition, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. Although there are no agreements between the Company and any of its officers and/or directors pursuant to which we may borrow and such officers and/or directors are obligated to lend the Company monies, there are no restrictions on our right to borrow money from officers and directors. No stockholder approval is required in connection with any such loan.


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Penny Stock Rules.

     Under Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51- 1) to or effect the purchase of a penny stock by any person unless:

     (1)  such sale or purchase is exempt from Rule 15g-9; or

     (2) prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     The United States Securities and Exchange Commission (the "Commission") adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; (c) and a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities ("NASD") Dealers Automated Quotation System ("NASDAQ").

     It is likely that the Company's common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by such regulations. This, in turn, will affect shareholders ability to sell his shares following the completion of an acquisition.

     There is no current trading market for shares (the "Shares") the Company's common stock and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The Shares, to the extent that a market develops for the Shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD over-the-counter Bulletin Board (the "OTCBB"), which may limit the marketability and liquidity of the Shares. A trading market will develop, if at all, only after the acquisition of a target company.

     To date, neither the Company nor anyone acting on behalf of the Company has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our common stock. The Company has had no discussions or understandings, with any "market makers" regarding the participation of any such market maker in the future trading market, if any, in the Company's common stock. Management expects that discussions in this area will ultimately be initiated by the management in office after completion of the acquisition of a target company.

Risks Associated with Operations in Foreign Countries.

     The Company's business plan is to seek to acquire a target company. Management's discretion is unrestricted, and the Company may participate in any business whatsoever that may in the opinion of Management meet the Company's business objectives. The Company may acquire a business outside the United States. The Company has not limited the scope of its search to a


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particular region or country. Accordingly, if the Company acquires a business located, or operating in a foreign jurisdiction, the Company's operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in such foreign regions and countries.

No Operating History or Revenue and Minimal Assets.

     The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

Speculative Nature of the Company's Proposed Operations.

     The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations will be dependent upon management of the target company and numerous other factors beyond the Company's control.

Scarcity of and Competition for Business Opportunities and Combinations.

     The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

No Agreement for Acquisition of a Target Company Combination.

     The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the


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Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

Reporting Requirements May Delay or Preclude Acquisition.

     Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Lack of Market Research or Marketing Organization.

     The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

Lack of Diversification.

     The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company's activities will be limited to those engaged in by the business entity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

Regulation under Investment Company Act.

     Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject the Company to material adverse consequences.

Probable Change In Control and Management.

     A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company.


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Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

Taxation.

     Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Year 2000 Risks.

     Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 ("Year 2000 Problem"). Many of the computer programs containing such date language problems have not been corrected by the companies or governments operating such programs. It is impossible to predict what computer programs will be effected, the impact any such computer disruption will have on other industries or commerce or the severity or duration of a computer disruption.

     The Company does not have operations and does not maintain computer systems. Before the Company enters into any business combination, it may inquire as to the status of any target company's Year 2000 Problem, the steps such target company has taken or intends to take to correct any such problem and the probable impact on such target company of any computer disruption. However, there can be no assurance that the Company will not acquire a target company that has an uncorrected Year 2000 Problem or that any planned Year 2000 Problem corrections will be sufficient. The extent of the Year 2000 Problem of a target company may be impossible to ascertain and any impact on the Company will likely be impossible to predict.

ITEM 2. MANAGEMENT'S DISCUSSION ANALYSIS OR PLAN OF OPERATION

                              General Business Plan

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire a target company which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.

     Management anticipates seeking out a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms,


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accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited. Management may engage in such solicitation directly or may employ one or more other entities to conduct or assist in such solicitation. Management and its affiliates pay referral fees to consultants and others who refer target businesses for mergers into public companies in which management and its affiliates have an interest. Payments are made if a business combination occurs, and may consist of cash or a portion of the stock in the Company retained by management and its affiliates, or both.

     The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. Please refer to "PART F/S-"FINANCIAL STATEMENTS." This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     The Company has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a public company without incurring the cost and time required to conduct an initial public offering. Management has not conducted market research and is not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. In analyzing prospective business opportunities, management may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now


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foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.

     This discussion of the proposed criteria is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

     The Exchange Act requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing audited financial statements to be included in the reporting filings made under the Exchange Act. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained at or within a reasonable period of time after closing of the proposed transaction.

     The Company may enter into a business combination with a business entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders or the inability to obtain an underwriter or to obtain an underwriter on satisfactory terms.

     The Company will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

     Management of the Company, which in all likelihood will not be experienced in matters relating to the business of a target company, will rely upon its own efforts in accomplishing the business purposes of the Company. Outside consultants or advisors may be utilized by the Company to assist in the search for qualified target companies. If the Company does retain such an outside consultant or advisor, any cash fee earned by such person will need to be assumed by the target company, as the Company has limited cash assets with which to pay such obligation. No such consultant or advisor has been retained.

     Following a business combination the Company may benefit from the services of others in regard to accounting, legal services, underwriting and corporate public relations. If requested by a target company, management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

     A potential target company may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after any business combination. Additionally, a target company may be presented to the Company only on the condition that the services of a consultant or advisor be continued after a merger or acquisition. Such preexisting agreements of target companies for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a target company.


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                            Structure of Acquisition

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with a target company. It may also acquire stock or assets of a target company. Upon consummation of a an acquisition, it is likely that the present management and shareholders of the Company will no longer be in control of the Company. In addition, it is likely that the Company's officers and directors will, as part of the terms of the acquisition transaction, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and the Company is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the Company's securities may depress the market value of the Company's securities in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which the Company may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     With respect to any merger or acquisition negotiations with a target company, management expects to focus on the percentage of the Company which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger with or acquisition of a target company. The percentage of ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's shareholders at such time.

     The Company will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms..

     The Company will not acquire or merge with any entity which cannot provide audited financial statements at or within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the duty of the Company to file audited financial statements as part of or within 60 days following its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of the present management of the Company.

                                  No Dividends

     The Company has not paid any dividends on its common stock; nor does the Company intend to declare and pay dividends prior to the consummation of an acquisition. The payment of dividends after any acquisition will be within the discretion of the Company's then Board of Directors.

                                    Employees


     The Company presently has no employees. The Company has one officer and director. Mr. Maxwell is engaged in other business activities, and the amount of time he will devote to the Company's business will only be between five (5) and ten (10) hours per month. Upon completion of the public offering, it is anticipated that management will devote such time to our affairs each month as may be necessary to carry on our business plans.


                                   Competition

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

                         Liquidity And Capital Resources


     The Company has limited working capital and a deficit. The ability of the Company to continue as a going concern is dependent upon its ability to obtain adequate financing to reach profitable levels of operation. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operations. Mr. Maxwell has agreed to loan the Company, on an as needed basis, up to $10,000 through the earlier of December 31, 2000 or the consummation of a business acquisition. The Company anticipates that such amounts will be (a) sufficient for payment of the Company's operating expenses through December 31, 2000 and (b) repaid upon completion of the acquisition of a target business.

     On July 14, 1997 the Company issued a 5% Convertible Debenture in the amount of $20,000US due July 14, 2003 in partial settlement of outstanding legal fees due to Maitland & Company a Canadian law firm which performed legal services for the Company in connection with its unsuccessful efforts to acquire mineral resource properties. The Company also issued 60,000 shares of its common stock to Maitland & Company in settlement of its claims. The debenture bore interest at 5% per annum payable on the maturity date.

     The principal and accrued and unpaid interest therein (collectively, the "Debenture Indebtedness) was convertible in whole or in part converted into shares of the Company's common stock on the basis of $.01 per share.

     By Amending Agreement dated September 29, 1999 between the Company and Maitland & Company, the terms of the conversion of the Convertible Debenture were modified so as to make the Convertible Debenture convertible at any time during its term upon 5 days prior written notice from the Holder. Since the Convertible Debenture was convertible into 2,213,400 shares of the Company's Common Stock, Maitland & Company became a beneficial owner of such shares and an affiliate of the Company. Immediately thereafter, Maitland & Company delivered a notice to the Company notifying the Company of its election to convert all of the Debenture Indebtedness in total of $22,134 into 2,213,400 shares of the Company's Common Stock (approximately 81% of the Company's outstanding Common Stock). The conversion on October 4, 1999 resulted in a change of control of the Company.


ITEM 3. DESCRIPTION OF PROPERTY


     The Company has no properties and at this time has no agreements to acquire any properties. The Company is presently using at no cost, the office of its President, Herbert Maxwell, 1501 Broadway, Suite 1807, New York, New York 10036, at its office. Such arrangement is expected to continue until completion of the acquisition of a target company. See "Part I-Item 7. Certain Relationships and Related Transactions."


ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.


================================================================================
                                              SHARES OF COMMON       APPROXIMATE
   NAME AND ADDRESS OF                       STOCK BENEFICIALLY      PERCENTAGE
        BENEFICIAL                                 OWNED(1)             OWNED
          OWNER
--------------------------------------------------------------------------------
Herbert Maxwell(2)                                   10,000                *
1501 Broadway, Suite 1807
New York, New York 10036
--------------------------------------------------------------------------------
Joseph Sierchio(3)                                2,500,000               9%
150 East 58th Street
25th Floor
New York, NY 10155
--------------------------------------------------------------------------------
Stephen A. Albert(3)                              2,500,000               9%
150 East 58th Street
25th Floor
New York, NY 10155
--------------------------------------------------------------------------------
Maitland & Company(4)                            22,734,000              82%
700-625 Howe St.
Vancouver, B.C. V2C 2T6
--------------------------------------------------------------------------------
Officers and Directors as a Group (1 person)         10,000                *
================================================================================

*    Less than 1%

(1) The numbers of Shares set forth herein reflect a 10 for 1 stock split effected by the Company on October 27, 1999.

(2) Mr. Maxwell owns less than 1% of the Company's issued and outstanding shares.

(3) Each of Messrs. Sierchio and Albert are principals of the law firm Sierchio & Albert, P.C., counsel to the Company. There is no agreement or understanding among and between Messrs. Sierchio and Albert or any other person regarding the sale, transfer or other disposition of these shares. Accordingly, each of Messrs. Sierchio and Albert disclaim any beneficial interests in the others shares.

(4)  Maitland & Company is a law firm based in Vancouver Canada.


ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     Set forth below is the name of each of the directors and officers of the Company, all positions and offices with the Company held, the period during which such person has never served as such, and the business experience during at least the last five years:

     Name               Age               Positions and Offices Held


Herbert Maxwell         76       President and Director (Since October 27, 1999)

     Herbert Maxwell became sole officer and director of the Company on November 19, 1999 following the resignation of Michael L. Seifert*. Mr. Maxwell has been independent businessman for the past five years and has been a consultant for troubled companies and a principal in investment groups for the past two decades. Mr. Maxwell has also served as a director and officer (and was a principal stockholder) of four publicly held companies, which although not engaged in blank check offerings nevertheless consummated acquisitions of the type described in this Prospectus. These include:

(1) Zachary Ventures, Inc. was organized in December, 1993. It conducted an offering pursuant to Rule 419 which offering was concluded in March 1994. Zachary Ventures, Inc. did not effect a Business Combination pursuant to Rule 419 and in June, 1996 returned the deposited proceeds to the investors as required by such Rule. Zachary Ventures has been dissolved and is no longer in business.

(2) C.S. Primo Corp. was organized in 1986 initially as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell became a principal stockholder and a director of C.S. Primo Corp. on or about June 3, 1988. On or about March 4, 1991, C.S. Primo Corp. acquired approximately 98% of the issued and outstanding common stock of Dynasty World Express, Inc. in exchange for approximately 90% of C.S. Primo Corp.'s common stock; since then, C.S. Primo Corp. has changed its name to Phoenix Information Systems Corp. and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from June, 1988 to March, 1991.

----------
* Mr. Seifert served as the Company's sole director and officer from October 27, 1999 through November 19, 1999. Prior to Mr. Seifert's appointment, Mr. Joseph Sierchio served as the Company's sole director and officer from inception through October 26, 1999.

     Although there was no agreement or understanding as to resignation of Mr. Sierchio, following the conversion of a Convertible Debenture on October 4, 1999, Mr. Joseph Sierchio the then sole officer, director and controlling person of the Company resigned as an officer and director effective October 27, 1999 and Mr. Michael Seifert was appointed to replace Mr. Sierchio.

     On November 19, 1999, Mr. Seifert resigned as an officer and director of the Company and Mr. Herbert Maxwell was appointed to replace Mr. Seifert.

(3) Lewis Resources, Inc. was organized in 1987, initially through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewis Resources, Inc. On September 28, 1993, Lewis Resources, Inc. acquired from Lema Investments Ltd. All of the outstanding shares of Gallium Arsenide Industries Ltd., a development stage Israeli company. Since then, Lewis Resources, Inc. has changed its name to Israel Semiconductor Corporation and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from its formation through September, 1993.

(4) Lewison Enterprises Inc. was organized in 1988 initially, through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. MR. Maxwell was one of the initial stockholders and directors of Lewison Enterprises Inc. In July, 1993 the Lewison Enterprises Inc. issued 8,000,000 shares of common stock to the stockholders of Omega Development Corp. ("Omega") in exchange for all of the issued and outstanding shares of common stock of Omega. Since then, Lewison Enterprises Inc. has changed its name to Omega Development, Inc. To date, no trading market has developed for shares of its common stock. Mr. Maxwell has been a director since its formation.


     Except for Omega Development, Inc., Mr. Maxwell is no longer a principal stockholder, director or officer of any of the foregoing corporations. Except as set forth above, Mr. Maxwell does not presently serve as a director of any public company. He is an active investor and writes a newsletter on the New York Theater.

     There were and there are no agreements or understandings for Mr. Sierchio or Mr. Seifert to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person other than the Company's shareholders.


Conflicts of Interest.

     The Company's officer and director and expects to organize other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of the Company. Insofar as the officer and director is engaged in other business activities, he will devote only a minor amount of time to the Company's affairs. The Company does not have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.


     A conflict may arise in the event that another blank check and/or blind pool company (a "blind pool company") with which management is affiliated is formed and actively seeks a target company. It is anticipated that target companies will be located for the Company and other blind pool companies in chronological order of the date of formation of such blind pool companies or by lot. However, any blank check companies that may be formed may differ from the Company in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blind pool company formed after the Company. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blind pool company regardless of date of formation or choice by lot. Mr. Maxwell will be responsible for seeking, evaluating, negotiating and consummating a business combination with a target company which may result in terms providing benefits to Mr. Maxwell.


     The Company may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a target company to the Company where that reference results in a business combination. No finder's fee of any kind will be paid by the Company to management or promoters of the Company or to their affiliates. No loans of any type have, or will be, made by the Company to management or promoters of the Company or to any of their associates or affiliates.

     Management has not adopted policies involving possible conflicts of interest.

     There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by Management to resolve conflicts of interest in favor of the Company could result in liability of Management to the Company. However, any attempt by shareholders to enforce a liability of Management to the Company would most likely be prohibitively expensive and time consuming.

Investment Company Act of 1940.

     Although the Company will be subject to regulation under the Securities Act of 1933 (the "Securities Act") and the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has not obtained a formal determination from the Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Investment Company Act would subject the Company to material adverse consequences.

ITEM 6. EXECUTIVE COMPENSATION.

     The Company's sole officer and director does not receive any compensation for his services rendered to the Company, has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Company has no properties and at this time has no agreements to acquire any properties. The Company is presently using as its office, at no cost, the office of its President, Herbert Maxwell, 1501 Broadway, Suite 1807, New York, New York 10036. Such arrangement is expected to continue until completion of the acquisition of a target company.

ITEM 8. DESCRIPTION OF SECURITIES.

     The Company is authorized to issue fifty million (50,000,000) shares of common stock, $.0001 par value per share, of which 27,744,000 shares were issued and outstanding as of the date of this Registration Statement (giving effect to a 10 for 1 stock split of the Company's Common Stock on October 27, 1999). Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.


     The holders of common stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

Reports to Stockholders.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31. In addition, we intend to issue unaudited interim reports and financial statements on a quarterly basis.

Dividends.

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.

                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. If a trading market develops, if at all, it will develop only after the acquisition of a target company.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act, of companies which file reports under Sections 13 or 15(d) of the Exchange Act. The Company files such reports. As a result, sales of the Company's common stock in the secondary trading market by the holders thereof may be made pursuant to Section 4(1)of the Securities Act (sales other than by an issuer, underwriter or broker).

     The Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq Stock Market Inc.'s SmallCap Market ("NASDAQ_SCM"), the Company's securities may be traded on the OTCBB. The OTCBB market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. The Company may seek to have its securities quoted on the OTCBB or may offer its securities in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc.

     In order to qualify for listing on the NASDAQ-SCM, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

     If the Company is unable initially to satisfy the requirements for quotation on the NASDAQ-SCM or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTCBB, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     Holders. There are only 18 holders of the Company's Common Stock. The issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemptions from registration afforded by Sections 3(b) and 4(2) of the Securities Act.

     Dividends. The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

ITEM 2. LEGAL PROCEEDINGS.

     There is no litigation pending or threatened by or against the Company.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

     The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

     The Company has sold securities which were not registered as follows:

(1) 250,000 shares to each of Messrs Sierchio & Albert for cash consideration of $500.00.

(2) 60,000 shares to Maitland & Company in partial settlement of outstanding invoices for legal services rendered.


(3) 2,213,400 shares to Maitland & Company upon the conversion by Maitland & Company on October 4, 1999 of a Convertible Debenture in the original principal amount of $20,000 issued by the Company.

(4) On November 19, 1999, the Company issued 10,000 shares to Herbert Maxwell in consideration of the payment of $10.00.

     The Company believes that all of these securities were issued in transactions except from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

     The Company effected a 10 for 1 Stock Split on October 27, 1999.


ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents, against expenses incurred in any action, suitor proceeding. The Certificate of

Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


                                    PART F/S

                              FINANCIAL STATEMENTS

                                      Index

                                                                            Page
                                                                            ----

Auditors Report Dated May 17, 1999............................................22
Audited Balance Sheets as at April 30, 1999 and 1998..........................23
Audited Statement of Loss for the year ended
  April 30, 1999 and 1998.....................................................24
Audited Statement of Cash Flow for the Year Ended
  April 30, 1999 and 1998.....................................................25
Notes to Financial Statements.................................................26
Audited Statement of Shareholders Equity......................................28
Unadited Balance Sheets as at April 30, 1999 and 1998.........................29
Unaudited Statement of loss for the four month period ended
  August 30, 1999.............................................................30
Unaudited Statement of Cash Flow for the four month period ended
  August 30, 1999.............................................................31
Notes to Unauidted Financial Statements.......................................32
Unaudited Statement of Shareholder's Equity...................................34

                                  Russell & Co.


AUDITORS' REPORT TO THE DIRECTORS OF:
SAN FABIAN RESOURCES INC.
(A Delaware Corporation)
(A development stage company)


We have audited the balance sheet of San Fabian Resources Inc. as at April 30, 1999 and April 30, 1998 and the statements of loss and shareholders' equity (deficit) and cash flows for the year ended April 30, 1999 and from the date of incorporation, May 19, 1997, to April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
s
In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 1999 and April 30, 1998 and the results of its operations and its cash flows for the year ended April 30, 1999 and from the date of incorporation, May 19, 1997, to April 30, 1998 in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's negative working capital and deficit raises substantial doubt about its ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty.


                                                           /s/Russel & Co.
                                                           Chartered Accountant
West Vancouver, B.C.
Canada.
June 30, 1999



                 415 Gordon Ave., West Vancouver, B.C., V7T 1P4
                 Telephone: (604) 913-0405 - Fax: (604) 913-0406
                                       22

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                                  Balance Sheet
                     as at April 30, 1999 and April 30, 1998
                                 (U.S. DOLLARS)

                                                             1999        1998
Assets
Current assets
--------------------------------------------------------------------------------
         Cash and bank                                     $     47    $     47
Total Assets                                               $     47    $     47
===============================================================================


Liabilities

Current liabilities
         Accounts payable                                  $    535    $    114
         Accrued interest                                       797          --
         Convertible Debenture                               20,000          --
-------------------------------------------------------------------------------
Total Liabilities                                            21,332         114

Shareholders' equity (deficit)

Authorized:
50,000,000 common shares with a par value of $.001 each
Issued and outstanding
560,000 common shares with a par value of $0.001
at April 30, 1999 and 500,000 at April 30, 1998               1,100         500
-------------------------------------------------------------------------------
                                                              1,100         500

 Accumulated Deficit                                        (22,385)       (567)
-------------------------------------------------------------------------------
                                                            (21,285)        (67)
-------------------------------------------------------------------------------
                                                           $     47    $     47
===============================================================================

CONTINUING OPERATIONS (NOTE 1)

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                                Statement of Loss
                            Year ended April 30, 1999
       and from the date of incorporation, May 19, 1997 to April 30, 1998
                                 (U.S. DOLLARS)


                                                         1999             1998
Expenses
         Legal                                         $ 20,891        $     --
         Interest and bank charges                          797              --
-------------------------------------------------------------------------------
         Filing fees                                        130             567
Net earnings (loss) for the period                     $(21,818)           (567)
===============================================================================

Basic and diluted loss per share                       $(0.0398)       $(0.0018)
-------------------------------------------------------------------------------
Weighted average shares Outstanding                     547,671         311,428
-------------------------------------------------------------------------------

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                             Statement of Cash Flow
                            Year ended April 30, 1999
       and from the date of incorporation, May 19, 1997 to April 30, 1998
                                 (U.S. DOLLARS)

                                                             1999          1998
Cash provided by (used in)

Operations
        Net Loss for period                                $(21,818)   $   (567)
-------------------------------------------------------------------------------

                                                            (21,818)       (567)
          Net change in non-cash working capital balances
          Accounts payable                                      421         114
          Accrued interest                                      797
                                                                             --
          Convertible Debenture                              20,000          --
--------------------------------------------------------------------------------
          Net cash used in operating activities                (600)       (453)

Financing
         Issuance of capital stock                              600         500
-------------------------------------------------------------------------------
         Net cash generated by financing activities             600         500
-------------------------------------------------------------------------------
Cash for period                                                  --          47

Cash, beginning of period                                        47          --
--------------------------------------------------------------------------------
Cash, end of period                                        $     47    $     47
===============================================================================

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                          Notes to Financial Statements
                  Year ended April 30, 1999 and April 30, 1998
                                 (U.S. DOLLARS)


1.   Continuing operations

     San Fabian Resources Inc. was incorporated on May 19, 1997 in Delaware, U.S.A.

     The Company has negative working capital and a deficit. The ability for the Company to continue as a going concern is dependent upon its ability to obtain adequate financing to reach profitable levels of operations. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operations.

2.   Summary of significant accounting policies

     These financial statements have been prepared in accordance with generally accepted accounting principles in the United States and reflect the following significant accounting principles:

     a.   Estimates and assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b.   Earnings (loss) per common share

     In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS 128), which established new standards for computing and presenting earnings per share effective for fiscal years ending after December 15, 1997. With SFAS 128, primary earnings per share is replaced by basic earnings per share, which is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, SFAS 128 requires the presentation of diluted earnings per share, which includes the potential dilution that could occur if dilutive securities were exercised or converted into common stock. The computation of diluted EPS does not assume the conversion or exercise of securities if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants ( using the treasury stock method).

     c.   Cash and cash equivalents

     Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

3.   Convertible debenture

     On July 14, 1998 the Company issued a 5% Convertible Debenture in the amount of $20,000U.S. due July 14, 2003 in partial settlement of outstanding legal fees. The debenture principle bears interest at 5% per annum and the accrued interest and the principle shall be convertible, in part or in whole on the basis of 1 share for every $0.01U.S. of debt, at the holder's option by giving the Company (a) 90 days prior written notice of its intention to implement the conversion privilege and (b) a Notice of Conversion within 30 days following the expiration of the aforesaid 90 day period.

4.   Related party transactions

     At April 30, 1999, members of Maitland & Company, Canadian legal counsel owned 52,500 shares of the Company's common stock.

5.   Income taxes

     The Company has net operating losses which may give rise to future tax benefits of approximately $21,818 and $567 of April 30, 1999 and April 30, 1998 respectively. To the extent not used, net operating loss carryforwards expire in varying amounts beginning in the year 2013. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109 (SFAS 109). Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount.

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                   Statement of Shareholders' Equity (Deficit)
                            Year ended April 30, 1999
       and from the date of incorporation, May 19, 1997 to April 30, 1998
                                 (U.S. DOLLARS)


                                    Common shares                     Total
                                                      Accumulated  Shareholders'
                                 Shares       Amount   (Deficit)      Equity
-------------------------------------------------------------------------------
(Deficit)

Issued on incorporation          500,000   $    500         --    $    500

Net loss                              --         --       (567)       (567)
-------------------------------------------------------------------------------

Balance at April 30, 1998        500,000        500       (567)        (67)

Settlement of debt                60,000        600         --         600

Net loss                              --         --    (21,818)    (21,818)
-------------------------------------------------------------------------------


Balance at April 30, 1999        560,000   $  1,100   $(22,385)   $(21,285)
===============================================================================

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                                    Unaudited
                                  Balance Sheet
                    as at August 30, 1999 and August 30, 1998
                                 (U.S. DOLLARS)

                                                            1999        1998

Assets

Current assets
         Cash and bank                                     $     47    $     47
-------------------------------------------------------------------------------
Total Assets                                               $     47    $     47
================================================================================

Liabilities

Current liabilities
         Accounts payable                                  $  1,535    $    114
         Accrued interest                                       838          --
         Convertible Debenture                               20,000          --
-------------------------------------------------------------------------------

Total Liabilities                                            22,373         114
-------------------------------------------------------------------------------

Shareholders' equity (deficit)

Authorized:
50,000,000 common shares with a par value of $.001 each
 Issued and outstanding
560,000 common shares with a par value of $0.001
at August 30, 1999 and 500,000 at August 30, 1998             1,100         500
-------------------------------------------------------------------------------
                                                              1,100         500
-------------------------------------------------------------------------------

 Accumulated Deficit                                        (24,426)       (567)
-------------------------------------------------------------------------------
                                                            (23,326)        (67)
-------------------------------------------------------------------------------

                                                           $     47    $     47
================================================================================


CONTINUING OPERATIONS (NOTE 1)

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                                    Unaudited
                                Statement of Loss
                     Four Month Period ended August 30, 1999
                                 (U.S. DOLLARS)

                                                                         1999




Expenses
         Legal                                                        $       0
         Interest and bank charges                                           41
         Filing fees                                                        100
--------------------------------------------------------------------------------
Net earnings (loss) for the period                                    $  (1,041)
================================================================================

Basic and diluted loss per share                                      $ (0.0019)
--------------------------------------------------------------------------------


Weighted average shares Outstanding                                     547,671
--------------------------------------------------------------------------------

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                                    Unaudited
                             Statement of Cash Flow
                     Four Month Period ended August 30, 1999
                                 (U.S. DOLLARS)

                                                                         1999


Cash provided by (used in)

Operations
         Net Loss for period                                           $(21,818)
--------------------------------------------------------------------------------

           Net change in non-cash working capital balances
           Accounts payable                                               1,421
           Accrued interest                                                 838
           Convertible Debenture                                         20,000
--------------------------------------------------------------------------------

         Net cash used in operating activities                             (600)

Financing
         Issuance of capital stock                                          600
--------------------------------------------------------------------------------

         Net cash generated by financing activities                         600
--------------------------------------------------------------------------------

Change in cash for period                                                    --

Cash, beginning of period                                                    47
--------------------------------------------------------------------------------

Cash, end of period                                                    $     47
================================================================================

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                     Notes to Unaudited Financial Statements
                 For the Four Month Period ended August 30, 1999
                                 (U.S. DOLLARS)




1.   Continuing operations

     San Fabian Resources Inc. was incorporated on May 19, 1997 in Delaware, U.S.A.

     The Company has negative working capital and a deficit. The ability for the Company to continue as a going concern is dependent upon its ability to obtain adequate financing to reach profitable levels of operations. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operations.

2.   Summary of significant accounting policies

     These financial statements have been prepared in accordance with generally accepted accounting principles in the United States and reflect the following significant accounting principles:

     a.   Estimates and assumptions

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b.   Earnings (loss) per common share

          In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS 128), which established new standards for computing and presenting earnings per share effective for fiscal years ending after December 15, 1997. With SFAS 128, primary earnings per share is replaced by basic earnings per share, which is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, SFAS 128 requires the presentation of diluted earnings per share, which includes the potential dilution that could occur if dilutive securities were exercised or converted into common stock. The computation of diluted EPS does not assume the conversion or exercise of securities if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants ( using the treasury stock method).

     c.   Cash and cash equivalents

          Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

3.   Convertible debenture

     On July 14, 1998 the Company issued a 5% Convertible Debenture in the amount of $20,000U.S. due July 14, 2003 in partial settlement of outstanding legal fees. The debenture principle bears interest at 5% per annum and the accrued interest and the principle shall be convertible, in part or in whole on the basis of 1 share for every $0.01U.S. of debt, at the holder's option by giving the Company (a) 90 days prior written notice of its intention to implement the conversion privilege and (b) a Notice of Conversion within 30 days following the expiration of the aforesaid 90 day period.

4.   Related party transactions

     At August 30, 1999, members of Maitland & Company, Canadian legal counsel owned 52,500 shares of the Company's common stock.

5.   Income taxes

     The Company has net operating losses which may give rise to future tax benefits of approximately $22,859 and $567 of August 30, 1999 and August 30, 1998 respectively. To the extent not used, net operating loss carryforwards expire in varying amounts beginning in the year 2013. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109 (SFAS 109). Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount.

                            SAN FABIAN RESOURCES INC.
                            (A Delaware Corporation)
                          (A development stage company)

                   Statement of Shareholders' Equity (Deficit)
                            Year ended April 30, 1999
       and from the date of incorporation, May 19, 1997 to April 30, 1998
                                 (U.S. DOLLARS)

                                                                                                                Total
                                                     Common shares                   Accumulated             Shareholders'
                                             Shares                Amount              (Deficit)            Equity (Deficit)
----------------------------------------------------------------------------------------------------------------------------
Issued on incorporation                      500,000              $    500                    --               $    500

Balance at April 30, 1999                    560,000                 1,000               (22,385)               (21,285)

Net loss                                          --                    --                (1,041)                (1,041)
----------------------------------------------------------------------------------------------------------------------------

Balance at August 30, 1999                   560,000              $  1,100              $(24,426)              $(23,326)
============================================================================================================================

                                    PART III


ITEM 1 & 2 INDEX TO AND DESCRIPTION OF EXHIBITS

Exhibit


3(i)(1)   Certificate of Incorporation*

3(i)(2)   Certificate of Amendment of Certificate of Incorporation

3(i)(3) Certificate of Correction of Certificate of Amendment of the Certificate of Incorporation

3(ii)     By-laws*

4(i)      Debenture dated July 14, 1997

4(ii)     Amendment to Debenture dated September 29, 1999

----------
*    Previously Filed

                                    SIGNATURE


     Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 10SB and has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of New York, on the 7th day of December, 1999.


                                        SAN FABIAN RESOURCES, INC.
                                        (Registrant)




                                        By:  /s/Herbert Maxwell
                                            ----------------------
                                        Herbert Maxwell, President and Director